Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement dated August 28, 2018 on Form F-3 of Petróleo Brasileiro S.A.—Petrobras (“Petrobras”) and Petrobras Global Finance B.V. of our report dated April 26, 2017 relating to the financial statements, which appears in Petrobras’s Form 20-F for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes

PricewaterhouseCoopers Auditores Independentes

Rio de Janeiro - Brazil

August 28, 2018